The Alkaline Water Company Reports Record
Revenue of $46(USD) Million for Fiscal Year 2021

Revenue of $46 million, representing year-over-year growth of 20%

Company Issues Fiscal 2022 Revenue Guidance of $62 Million

SCOTTSDALE, Arizona, (7/2/21)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER)  (the "Company"), the country's largest independent alkaline water company, today announced record results for the full fiscal year ending March 31, 2021 with revenue of $46 million.

"Fiscal 2021 was another record year for The Alkaline Water Company continuing our streak of never having a down or a flat year," said Richard A. Wright, President and CEO of The Alkaline Water Company. "Our employees and business partners rose to the occasion throughout last year and we have seen significant sales acceleration into fiscal 2022. We delivered to our customers and consumers when they needed us most. The trust and appreciation we earned from our strong performance throughout the pandemic allowed us to continue to see more organic and new-store growth, and an expanding presence in more key channels. Our guidance for the full fiscal year 2022 is $62 million which would represent year-over-year growth of 35%."

Fiscal 2021 Full Year Financial Overview (all amounts in U.S. dollars)(unaudited)

  Record revenue of approximately $46 million, an increase of approximately 20% over fiscal 2020.

  Compound Annual Growth Rate of 52% for revenue since fiscal 2015.

  Cost of Goods sold equal to approximately $29.6 million, a 17% increase over $25 million in fiscal 2020.

  Gross Profit of approximately $16.4 million, a 25% increase over $13.1 million in fiscal 2020.

  Net loss of $16.4 million compared to $14.8 in fiscal 2020.

  Earnings per share: ($0.24)

  Cash or Cash Equivalents of $9,130,956

Fiscal 2021 Key Operational Highlights-

Market Penetration and Channel Expansion:

• Alkaline88® water is now available in over 75,000 stores across all trades in the U.S.

• Launched Direct Store Delivery (DSD) strategy with Mahaska, Nevada Beverage Company, and Hensley Beverage Company who serve a combined 16,000 clients in five states.

• Began first international partnership with Tiendas Sindicales in Mexico who sells to approximately 6 million customers a month in the Mexican Free Trade Zone.

• Expanded into multi-billion-dollar Hospitality and Foodservice channel.

• Added Dot Foods Inc., the largest food redistributor in the U.S., to present our Alkaline88®, A88 Infused™, and eco-friendly aluminum bottles to its 4,300 customers nationwide.

• Added Independent Broker Alliance (IBA Foodservice), an alliance of 30 independently owned and operated foodservice sales agencies.

• Expanded e-commerce and brick and mortar channels for A88CBD™ portfolio of products.

• Alkaline88® growth +11.3% over the category in dollar volume and +15.5% over the category in unit volume according to Nielsen data for 52 weeks ending 3/27/21.

"During Fiscal 2021, we tightened our supply lines, met production demands, and added talented employees to our mix," continued Mr. Wright. "Recently one of our top customers told us we were rated 'the best of the best' last year and have maintained that rating into fiscal 2022.

"While the hospitality industry as a whole was disrupted last year, we made significant strides to position ourselves well for channel penetration. We partnered with the largest food redistribution company in the U.S., Dot Foods, and national broker IBA Foodservice. We expect these partnerships to bear fruit in fiscal 2022 as the hospitality industry opens up and on-premise consumption makes a significant comeback.

"In fiscal 2021, we received new export certificates from the FDA and now have three co-packers that are certified to export. We expanded into our first international market, with Tiendas Sindicales in Mexico, who serves approximately six million customers a month in the Mexican Free Trade Zone. We're excited for what this means for The Alkaline Water Company, as Mexico has one of the highest per capita bottled water consumption rates in the world. Expansion into the Caribbean and Puerto Rico is already underway in fiscal 2022 and we are confident that Canada can be our next international market.

"In fiscal 2021, to accelerate our convenience store presence we partnered with direct store delivery (DSD) distributors, Mahaska, Nevada Beverage Company, and Hensley Beverage Company.  Together they service over 16,000 retail stores in five states. We plan to enter the Northeast and Mid-Atlantic regions with major DSD partnerships in the near future."

Innovation and Product Portfolio Expansion

• Launched single-serve 500ml eco-friendly aluminum bottles.

• Launched new 2-liter six-packs, targeting high volume shoppers, including the club market.

• Developed functional CBD waters to be released in fiscal 2022.

• Expanded A88CBD™ ingestible product lineup; includes lemon-lime water, gummies, and powder packs made with high-quality, lab-tested hemp extract.

• Expanded topical product lineup; includes bath bombs and deep-relief cream made with high-quality, lab-tested hemp extract.

"In Fiscal 2021, we continued to innovate our A88CBD™ line. Despite the challenges of last year, we made moves to continue to grow our brick-and-mortar presence through strategic partnerships with distributors and brokers like KeHE, BettermentRS, and UNFI. Our A88CBD products are also available through several online retailers including our own e-commerce site, a88cbd.com. In fiscal 2021, our CBD portfolio expanded with new water flavors, powders, gummies, and additional topicals. Products are available in hundreds of locations across the country now and we have gained great momentum for A88CBD going into fiscal 2022. We're most looking forward to the functional CBD waters which we developed in fiscal 2021 to make it to market this year," continued Mr. Wright.

Corporate Developments

• Listed on the Canadian Securities Exchange and delisted from the TSX Venture Exchange.

• Appointed Retail Industry Veteran Frank Lazaran to its Board of Directors.

• Grew E-Commerce water and CBD sales.

• Added critical personnel, including a new Director of Operations and Director of Marketing

• Featured and showcased the A88 family of products at various national expos and tradeshows.

o Ranked #1 best selling national brand by units sold at the 2020 KeHE Holidays of Hope show and the KeHE Winter Virtual show.

"In fiscal 2021, we doubled our employee count and strengthened the company in virtually every area. Together we responded to unprecedented demand and unique challenges and, as a result, our production capacity has never been greater and our sales opportunities have never been stronger," said Mr. Wright.

Brand Awareness

• Had largest sampling program in Company's history with tens of thousands of new families trying Alkaline88 for the first time.

• Alkaline88® remains the #1 selling bulk alkaline water nationally.

• Independent research shows that almost 50% of sales are from customers buying Alkaline88 for at least the fourth time.

"Our reliable shelf presence in early fiscal 2021 resulted in the largest sampling program in our company's history," continued Mr. Wright. "In one retailer alone, 135,000 new households tried Alkaline88 for the first time.

"We're incredibly pleased with our growth relative to the value-added water category. Multiple industry-backed third-party data sources highlight how strong we are as a brand and how positive our growth trajectory has been and continues to be.

"According to Nielsen, during the 52-week period ending March 27, 2021, Alkaline88's growth was 11.3% over category in dollar volume and 15.5% over category in unit volume.

"According to IRi's Multi Outlet data for the total US over 52 weeks ending May 6th, 2021, our one-gallon is the third-best selling SKU amongst all branded one-gallon waters, not just value-added. In fact, Alkaline88 is the only value-added water brand in the top-ten one-gallon SKUs in the country.

"According to SPINS, which tracks the natural food channel, for the 52 weeks ending April 24, 2021, Alkaline88® is the second largest brand in the enhanced water category in both dollar and units. Alkaline88 is 21.8% above the category in dollar volume and 24.8% in units. For the last three consecutive years, Alkaline88 is the fastest-growing alkaline water across the US year-over-year and all our water products are outperforming the category and showing positive growth."

Recent Fiscal 2022 Highlights

  Partnered with Shaquille O'Neal and Authentic Brands Group.
    Shaq sits on the board of advisors and serves as brand ambassador.
  Added new raw material manufacturers and co-packers to increase production capacity in order to meet growing demand.
  Announced first-ever wholesale price increase to customers.

"Our sales and operational teams have implemented strategies to ease the significant inflationary pressures that is being felt by the consumer goods channel. In addition to steps taken to increase operational and supply line efficiencies, we've also asked our customers for our first wholesale price increase in the history of our company. We've considered this carefully and do not believe that the price increase will slow down our growth trajectory," said Mr. Wright.

"With Nestle's acquisition of Essentia, we are now the largest independent alkaline company in the country. As such, we continue to strive toward our goal of becoming a household brand by focusing on regional expansion of our core brand, product innovation, and significant market channels," concluded Mr. Wright.

Fiscal 2022 Revenue Guidance

"We expect to deliver revenue of $62 million, with an estimated gross profit of approximately $23.5 million. This represents revenue growth of approximately 35% for the full year. We expect our top line to be driven primarily by the momentum we're carrying forward from a successful 2021 which has resulted in SKU expansion, a gain in traction for our single-serves, and significant organic growth within our existing retail clients. This momentum should also allow us to see expanded distribution to additional retailers throughout the country." stated David Guarino, Chief Financial Officer of The Alkaline Water Company.

Change in Classification in Previously Issued Financial Statements

The consolidated statement of operations for the year ended March 31, 2020 has been corrected for the following: a reclassification of depreciation expense of $1,003,450 to cost of goods sold related to assets utilized in the production of inventory and an adjustment to reclassify sales and marketing expenses of $2,712,938 as a reduction of revenue as such amounts were related to consideration payable to a customer which the Company determined was not for distinct goods or services received. The Company assessed the materiality of the misstatement quantitatively and qualitatively and has concluded that the correction of the classification error is immaterial to the consolidated financials taken as a whole. As a result of the correction, cost of goods sold increased from $24,302,874 to $25,306,324 with a corresponding decrease of gross profit from $16,839,569 to $13,123,181. The correction had no impact on total operating loss and net loss.

Fiscal 2021 Financial Results

Complete results for our fiscal 2021 year have been filed on Sedar under the Company's profile on www.sedar.com and, as of July 6, 2021, will be filed on Edgar at www.sec.gov.

Conference Call Details

Date: July 6, 2021
Time: 8:30 AM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927

Participating on the call will be the Company's President and CEO Richard A. Wright and Chief Financial Officer David Guarino, who will discuss operational and financial highlights for the full fiscal year, as well as the outlook for fiscal year 2022.

To join the live conference call, please dial into the above-referenced telephone numbers five to ten minutes prior to the scheduled call time.

A replay will be available for one week starting on July 7, 2021, at approximately 10:30 AM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers.

Alkaline88® is known for its superior hydration with a perfect 8.8pH balance. The brand was developed to deliver a Deliciously Smooth™ taste that encourages consumers to drink more and fully hydrate. The Company is dedicated to purity, quality, value, and taste. The water's ingredient deck is simple, easy to understand, and free of buffers. Alkaline88 ionized water contains just two ingredients that customers trust - purified water and Pink Himalayan Rock Salt.

The Alkaline Water Company is The Clean Beverage Company™ making a difference in the water you drink and the world we share.

The Alkaline88® flagship brand of premium alkaline water is now available in 75,000 stores across all trades in the U.S. For more information, visit www.thealkalinewaterco.com.

About The Alkaline Water Company:

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label "Clean Beverage."  Quickly being recognized as a growing lifestyle brand, Alkaline88® launched A88 Infused™ in 2019 to meet consumer demand for flavor-infused products. A88 Infused™ flavored water is available in six unique all-natural flavors, with new flavors coming soon. Additionally, in 2020, the Company launched A88 Infused Beverage Division Inc., which includes the Company's CBD water and flavor-infused water. For the Company's topical and ingestible offerings, A88 Infused Products Inc. includes the Company's lab-tested hemp-extract salves, balms, lotions, essential oils, bath salts, powder packs, oil tinctures, capsules, and gummies.

To purchase Alkaline88® and A88 Flavor Infused products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to the Company fiscal 2022 revenue guidance of $62 million, with an estimated gross profit of approximately $23.5 million, representing full-year growth of 29%; the Company's expectation of the Company's top line to be driven primarily by the momentum the Company is carrying forward from a successful 2021; this momentum should also allow us to see expanded distribution to additional retailers throughout the country; the statements relating to the launch of functional CBD water in fiscal 2022; the Company's expectation that the partnerships with the largest food redistribution company in the U.S., Dot Foods, and national broker IBA Foodservice to bear fruit in fiscal 2022 as the hospitality industry opens up and on-premise consumption makes a significant comeback; that the Company is confident that Canada can be the Company's next international market; the Company's plan to enter the Northeast and Mid-Atlantic regions with major DSD partnerships in the near future; that the Company does not believe that the price increase will slow down its growth trajectory; and the Company's our goal of becoming a household brand by focusing on regional expansion of the Company's core brand, product innovation, and significant market channels;

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com